                                               Filed Pursuant to Rule 424(b)(2)
                                                     Registration No. 333-02831

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MAY 8, 1996)

                                 $250,000,000

                                TRIBUNE COMPANY
                       6 7/8% NOTES DUE NOVEMBER 1, 2006

                               ----------------

  Interest on the Notes is payable semi-annually on May 1 and November 1, commencing May 1, 1997. The Notes are not redeemable prior to maturity. See "Certain Terms of the Notes."

  The Notes will be represented by Global Notes registered in the name of the nominee of The Depository Trust Company, which will act as the Depositary (the "Depositary"). Interests in the Global Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary and its participants. Except as described herein, Notes in definitive form will not be issued. Settlement for the Notes will be made in immediately available funds. The Notes will trade in the Depositary's Same-Day Funds Settlement System until maturity, and secondary market trading activity for the Notes will therefore settle in immediately available funds. All payments of principal and interest will be made by the Company in immediately available funds. See "Certain Terms of the Notes--Same-Day Settlement and Payment."

                               ----------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES  AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE  SECURI-
   TIES AND EXCHANGE  COMMISSION OR ANY  STATE SECURITIES COMMISSION  PASSED
    UPON THE  ACCURACY OR  ADEQUACY OF  THIS PROSPECTUS  SUPPLEMENT OR  THE
     PROSPECTUS TO WHICH  IT RELATES. ANY  REPRESENTATION TO THE  CONTRARY
      IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                          PRICE TO   UNDERWRITING  PROCEEDS TO
                                         PUBLIC (1)  DISCOUNT (2) COMPANY (1)(3)
--------------------------------------------------------------------------------
Per Note..............................     99.65%        .65%          99%
--------------------------------------------------------------------------------
Total.................................  $249,125,000  $1,625,000   $247,500,000
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(1) Plus accrued interest, if any, from November 5, 1996.
(2) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(3) Before deducting expenses payable by the Company estimated at $250,000.

                               ----------------

  The Notes are offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the Underwriters. The Underwriters reserve the right to reject orders in whole or in part. It is expected that delivery of the Notes will be made through the book-entry facilities at the Depositary on or about November 5, 1996.

                               ----------------

MERRILL LYNCH & CO.
                               J.P. MORGAN & CO.
                                                           SALOMON BROTHERS INC

                               ----------------

          The date of this Prospectus Supplement is October 31, 1996.

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                USE OF PROCEEDS

  Approximately $94.0 million of the net proceeds to the Company from the sale of the Notes will be used to retire outstanding indebtedness that matures prior to December 31, 1996. Such indebtedness bears interest at rates ranging from 5.36% to 8.48%. The remainder of the net proceeds to the Company is expected to be applied towards the financing of the Company's pending acquisition of Renaissance Communications Corp. Pending any such application, the proceeds may be invested in short-term securities.

                          CERTAIN TERMS OF THE NOTES

  The following description of the particular terms of the Notes offered hereby supplements the description of the general terms and provisions set forth in the Prospectus, to which description reference is hereby made.

  The Notes will mature on November 1, 2006 and will be limited to $250,000,000 aggregate principal amount. Each Note will bear interest at the rate per annum stated on the cover page hereof from November 5, 1996 or from the most recent interest payment date to which interest has been paid, payable semi-annually on May 1 and November 1 in each year (each such date being referred to herein as an "Interest Payment Date"), commencing May 1, 1997, to the person in whose name a Note is registered at the close of business on April 15 or October 15, as the case may be, preceding such Interest Payment Dates.

  The Indenture provision described under "Description of Debt Securities-- Defeasance" in the accompanying Prospectus will be applicable to the Notes. The Indenture does not contain any covenants or other provisions applicable to the Notes which might afford beneficial owners of Notes protection in the event of a highly leveraged transaction, change in credit rating of the Notes or other similar occurrence.

REDEMPTION

  The Notes are not redeemable prior to maturity.

SAME-DAY SETTLEMENT AND PAYMENT

  Settlement for the Notes will be made by the Underwriters in immediately available funds. All payments of principal and interest will be made by the Company in immediately available funds.

  Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the Notes will trade in the Depositary's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Notes will therefore be required by the Depositary to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Notes.

GLOBAL NOTES

  The Company has established a depositary arrangement with The Depository Trust Company (the "Depositary") with respect to the Notes, the terms of which are summarized below.

  Upon issuance, all Notes will be represented by Global Notes. The Global Notes representing the Notes will be deposited with, or on behalf of, the Depositary and will be registered in the name of the Depositary or a nominee of the Depositary. No Global Notes may be transferred except as a whole by a nominee of the

Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or such nominee to a successor of the Depositary or a nominee of such successor.

  So long as the Depositary or its nominee is the registered owner of a Global Note, the Depositary or its nominee, as the case may be, will be the sole Holder of the Notes represented thereby for all purposes under the Indenture. Except as otherwise provided in this section, the Beneficial Owners of the Global Notes representing the Notes will not be entitled to receive physical delivery of certificated Notes and will not be considered the Holders thereof for any purpose under the Indenture, and no Global Note representing the Notes shall be exchangeable or transferable. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary and, if such Beneficial Owner is not a Participant, on the procedures of the Participant through which such Beneficial Owner owns its interest in order to exercise any rights of a Holder under such Global Note or the Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Note representing the Notes.

  The Global Notes representing the Notes will be exchangeable for certificated Notes of like tenor and terms and of differing authorized denominations aggregating a like principal amount, only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes, (ii) the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iii) the Company in its sole discretion determines that the Global Notes shall be exchangeable for certificated Notes or (iv) there shall have occurred and be continuing an Event of Default under the Indenture with respect to the Notes. Upon any such exchange, the certificated Notes shall be registered in the names of the Beneficial Owners of the Global Notes representing the Notes, which names shall be provided by the Depositary's relevant Participants (as identified by the Depositary) to the Trustee.

  The following is based on information furnished by the Depositary:

    The Depositary will act as securities depository for the Notes. The Notes will be issued as fully registered securities registered in the name of Cede & Co. (the Depositary's partnership nominee). Fully registered Global Notes will be issued for the Notes, in the aggregate principal amount of such issue, and will be deposited with the Depositary.

    The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its participants ("Participants") deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of the Depositary ("Direct Participants") include securities brokers and dealers (including the Underwriters), banks, trust companies, clearing corporations and certain other organizations. The Depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depositary's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to the Depositary and its Participants are on file with the Securities and Exchange Commission (the "Commission").

    Purchases of Notes under the Depositary's system must be made by or through Direct Participants, which will receive a credit for such Notes on the Depositary's records. The ownership interest of each actual purchaser of each Note represented by a Global Note ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depositary of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect

  Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in the Global Notes representing the Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners of the Global Notes representing the Notes will not receive certificated Notes representing their ownership interests therein, except in the event that use of the book-entry system for such Notes is discontinued.

    To facilitate subsequent transfers, all Global Notes representing the Notes which are deposited with, or on behalf of, the Depositary are registered in the name of the Depositary's nominee, Cede & Co. The deposit of Global Notes with, or on behalf of, the Depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the Global Notes representing the Notes; the Depositary's records reflect only the identity of the Direct Participants to whose accounts such Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Neither the Depositary nor Cede & Co. will consent or vote with respect to the Global Notes representing the Notes. Under its usual procedure, the Depositary mails an Omnibus Proxy to the Company as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

    Principal, premium, if any, and/or interest, if any, payments on the Global Notes representing the Notes will be made to the Depositary. The Depositary's practice is to credit Direct Participants' accounts on the applicable payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of the Depositary, the Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to the Depositary is the responsibility of the Company or the Trustee, disbursement of such payments to Direct Participants shall be the responsibility of the Depositary, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

    The Depositary may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to the Company or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificated Notes are required to be printed and delivered.

    The Company may decide to discontinue use of the system of book-entry transfers through the Depositary (or a successor securities depository). In that event, certificated Notes will be printed and delivered.

  The information in this section concerning the Depositary and the Depositary's system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

  A further description of the Depositary's procedures with respect to the Global Notes representing the Notes is set forth in the accompanying Prospectus under "Description of Securities--Global Securities."

AVAILABLE INFORMATION

  For information regarding the Company's reports and other information filed with the Commission, see "Available Information" in the accompanying Prospectus. In addition, copies of reports, proxy statements and other information electronically filed with the Commission by the Company may be inspected by accessing the Commission's Internet site at http://www.sec.gov.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Salomon Brothers Inc (the "Underwriters"), the Company has agreed to sell to the Underwriters, and the Underwriters have severally agreed to purchase, the respective principal amounts of the Notes set forth after their names below. The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all of the Notes if any are purchased.

                                                                    PRINCIPAL
     UNDERWRITER                                                      AMOUNT
     -----------                                                   ------------
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated............................................. $ 83,400,000
J.P. Morgan Securities Inc. ......................................   83,300,000
Salomon Brothers Inc .............................................   83,300,000
                                                                   ------------
     Total........................................................ $250,000,000
                                                                   ============

  The Underwriters have advised the Company that they propose initially to offer the Notes to the public at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of .4% of the principal amount of the Notes. The Underwriters may allow, and such dealers may reallow, a discount not in excess of .25% of the principal amount of the Notes to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

  The Company has been advised by the Underwriters that they intend to make a market in the Notes, but they are not obligated to do so and may discontinue such market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes.

  All secondary trading in the Notes will settle in immediately available funds. See "Certain Terms of the Notes--Same-Day Settlement and Payment."

  The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

  From time to time the Underwriters and certain of their affiliates have engaged, and may in the future engage, in transactions with, and perform services for, the Company in the ordinary course of business.

PROSPECTUS

                                TRIBUNE COMPANY

                              DEBT SECURITIES AND
                     WARRANTS TO PURCHASE DEBT SECURITIES

  Tribune Company (the "Company") intends to issue from time to time in one or more series its unsecured debt securities ("Debt Securities") and warrants ("Warrants") to purchase Debt Securities (the Debt Securities and the Warrants being herein collectively called the "Securities") with an aggregate initial public offering price or purchase price of up to $500,000,000, or the equivalent thereof if any of the Securities are denominated in a foreign currency or composite currency such as the European Currency Unit ("ECU"). The Debt Securities of each series and the Warrants will be offered on terms to be determined at the time of sale. See "Description of Debt Securities" and "Description of Warrants." The Debt Securities and Warrants may be sold for United States dollars, foreign currencies or composite currencies such as the ECU, and the principal of, premium, if any, and any interest on the Debt Securities may be payable in United States dollars, foreign currencies or composite currencies such as the ECU. The specific designation, aggregate principal amount, the currency or composite currency in which the principal, premium, if any, and any interest are payable, the rate (or method of calculation) and the time and place of payment of any interest, authorized denominations, maturity, offering price, any redemption terms and any other specific terms of the Debt Securities in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement"). With regard to the Warrants, if any, in respect of which this Prospectus is being delivered, the Prospectus Supplement sets forth a description of the Debt Securities for which the Warrants are exercisable and the offering price, if any, exercise price, duration and any other specific terms of the Warrants.

THESE  SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION  OR ANY STATE SECURITIES COMMISSION NOR HAS  THE SECURI-
  TIES  AND EXCHANGE COMMISSION  OR ANY  STATE SECURITIES COMMISSION  PASSED
   UPON THE ACCURACY OR ADEQUACY  OF THIS PROSPECTUS. ANY REPRESENTATION TO
    THE CONTRARY IS A CRIMINAL OFFENSE.

  The Securities may be sold by the Company directly to purchasers, through agents designated from time to time, or to or through underwriters or dealers. If underwriters or agents are involved in the offering of Securities, the names of the underwriters or agents will be set forth in the Prospectus Supplement. If an underwriter, agent or dealer is involved in the offering of any Securities, the underwriter's discount, agent's commission or dealer's purchase price will be set forth in, or may be calculated from the information set forth in, the Prospectus Supplement, and the net proceeds to the Company from such offering will be the public offering price of the Securities less such discount in the case of an offering through an underwriter or the purchase price of the Securities less such commission in the case of an offering through an agent, and less, in each case, the other expenses of the Company associated with the issuance and distribution of the Securities. See "Plan of Distribution."

                  The date of this Prospectus is May 8, 1996.

                             AVAILABLE INFORMATION

  Tribune Company (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") and with the New York, Chicago and Pacific stock exchanges, on which the Company's Common Stock is listed. Such reports, proxy statements and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 W. Madison Street, 14th Floor, Chicago, Illinois 60661. Copies of such materials can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such materials may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005; the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605; and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

  The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Company with the Commission pursuant to Sections 13 and 14 of the Exchange Act (File No. 1-8572) are incorporated herein by reference: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and (ii) the Company's Current Reports on Form 8-K dated January 8, 1996 and dated March 15, 1996. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus.

  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, excluding the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to the Corporate Relations Department, Tribune Company, Suite 600, 435 North Michigan Avenue, Chicago, Illinois 60611, telephone (312) 222-3238.

                                  THE COMPANY

  Tribune Company is an information, entertainment and education company. Through its subsidiaries, the Company is engaged in the publishing of newspapers, books, educational reference material and information in print and digital formats and the broadcasting, production and syndication of information and entertainment in metropolitan areas in the United States. The Company was founded in 1847 and incorporated in Illinois in 1861. As a result of a corporate restructuring in 1968, the Company became a holding company incorporated in Delaware. The executive offices of the Company are located at 435 North Michigan Avenue, Chicago, Illinois 60611. Its telephone number is
(312) 222-9100.

                                USE OF PROCEEDS

  The Company expects to add substantially all of the net proceeds from the sale of the Securities to its general funds to be used for general corporate purposes, including capital expenditures, working capital, repayment of long-term and short-term debt, securities repurchase programs and the financing of possible future acquisitions. Funds not required immediately may be invested in short-term marketable securities.

                      RATIOS OF EARNINGS TO FIXED CHARGES

  The Company's Ratios of Earnings to Fixed Charges for each of the periods indicated are as follows:

                                                           FISCAL YEAR ENDED
                                                                DECEMBER
                                                        ------------------------
                                                        1995 1994 1993 1992 1991
                                                        ---- ---- ---- ---- ----
Ratio of Earnings to Fixed Charges..................... 8.7  8.2  6.4  4.9  4.0

  For purposes of computing the foregoing ratios: (i) Earnings consist of income from continuing operations before cumulative effects of accounting changes plus income tax expense and losses on equity investments plus Fixed Charges (including amortization of capitalized interest but excluding capitalized interest and interest related to the Company's guarantees of the debt of its Employee Stock Ownership Plan); and (ii) Fixed Charges consist of interest, whether expensed or capitalized, the portion of rental payments on operating leases estimated to represent an interest component and interest related to the Company's guarantees of the debt of its Employee Stock Ownership Plan.

                        DESCRIPTION OF DEBT SECURITIES

GENERAL

  The Debt Securities will be issued under an Indenture dated as of March 1, 1992, as supplemented from time to time in accordance with its terms (the "Indenture"), between the Company and First Trust of Illinois, National Association, as successor trustee (the "Trustee"). The following brief summary of the Indenture and the Debt Securities is subject to the detailed provisions of the Indenture, a copy of which is an exhibit to the Registration Statement. Wherever references are made to particular provisions of the Indenture, such provisions are incorporated by reference as a part of the statements made herein and such statements are qualified in their entirety by such reference. Certain defined terms in the Indenture are capitalized herein. References in italics are to section numbers of the Indenture.

  The Indenture does not limit the amount of Debt Securities which may be issued thereunder. It provides that Debt Securities may be issued from time to time in series. The Debt Securities will be unsecured obligations of the Company and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company.

  Reference is made to the Prospectus Supplement for a description of the following terms of the Debt Securities in respect of which this Prospectus is being delivered: (i) the title of such Debt Securities; (ii) the limit, if any, upon the aggregate principal amount of such Debt Securities; (iii) the dates on which or periods during which such Debt Securities may be issued and the date or dates on which the principal of (and premium, if any, on) such Debt Securities will be payable; (iv) the rate or rates, if any, or the method of determination thereof, at which such Debt Securities will bear interest, if any; the date or dates from which such interest will accrue; the dates on which such interest will be payable; and the regular record dates for the interest payable on such interest payment dates; (v) the obligation, if any, of the Company to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (vi) the periods within which or the dates on which, the prices, if any, at which and the terms and conditions upon which such Debt Securities may be redeemed, in whole or in part, at the option of the Company; (vii) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such Debt Securities will be issuable; (viii) whether such Debt Securities are to be issued at less than the principal amount thereof and the amount of discount with which such Debt Securities will be issued; (ix) provisions, if any, for the defeasance of such Debt Securities; (x) if other than United States dollars, the currency or composite currency in which such Debt Securities are to be denominated, or in which payment of the principal of (and premium, if any) and interest on such Debt Securities will be made and the circumstances, if any, when such currency of payment may be changed; (xi) if the principal of (and premium, if any) or interest on such Debt Securities are to be payable, at the election of the Company or a holder, in a currency or composite currency other than that in which such Debt Securities are denominated or stated to be payable, the periods within which, and the terms and conditions upon which, such election may be made and the time and the manner of determining the exchange rate between the currency or composite currency in which such Debt Securities are denominated or stated to be payable and the currency in which such Debt Securities are to be paid pursuant to such election; (xii) if the amount of payments of principal of (and premium, if any) or interest on the Debt Securities may be determined with reference to an index including, but not limited to an index based on a currency or currencies other than that in which such Debt Securities are stated to be payable, the manner in which such amounts shall be determined; (xiii) whether such Debt Securities will be issued in the form of one or more Global Securities and, if so, the identity of the Depository for such Global Securities; (xiv) any additional Events of Default or covenants relating solely to such Debt Securities or any Events of Default or covenants generally applicable to Debt Securities which are not to apply to the particular series of Debt Securities in respect of which this Prospectus is being delivered; and (xv) any other terms of such Debt Securities not inconsistent with the provisions of the Indenture. (Section 3.01) Unless otherwise indicated in the applicable Prospectus Supplement, the Indenture does not afford the holder of any series of Debt Securities the right to tender such Debt Securities to the Company for repurchase, or provide for any increase in the rate or rates of interest per annum at which such Debt Securities will bear interest, in the event the Company should become involved in a highly leveraged transaction.

  The Debt Securities may be issued under the Indenture bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, to be offered and sold at a discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted Debt Securities or to other Debt Securities offered and sold at par which are treated as having been issued at a discount for federal income tax purposes will be described in the Prospectus Supplement relating thereto.

  A substantial portion of the assets of the Company is held by subsidiaries. The Company's right and the rights of its creditors, including the holders of Debt Securities, to participate in the assets of any subsidiary upon its liquidation or recapitalization would be subject to the prior claims of such subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against such subsidiary. There is no restriction in the Indenture against subsidiaries of the Company incurring unsecured indebtedness.

  Unless otherwise described in the Prospectus Supplement, the Debt Securities will be issued only in fully registered form without coupons, in denominations of $1,000 and multiples of $1,000, and will be payable only in United States dollars. (Section 3.02) In addition, all or a portion of the Debt Securities of any series may be issued in permanent registered global form which will be exchangeable for definitive Debt Securities only under certain conditions. (Section 2.03) The Prospectus Supplement indicates the denominations to be issued, the procedures for payment of interest and principal thereon, and other matters. No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Company may, in certain instances, require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 3.05)

GLOBAL SECURITIES

  The Debt Securities of a particular series may be issued in the form of one or more Global Securities which will be deposited with a Depositary, or its nominee, each of which will be identified in the Prospectus Supplement relating to such series. Unless and until exchanged, in whole or in part, for Debt Securities in definitive registered form, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. (Section 2.03) The specific terms of the depository arrangement with respect to any portion of a particular series of Debt Securities to be represented by a Global Security will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depository arrangements.

  Upon the issuance of a Global Security, the Depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of such persons having accounts with such Depositary ("participants") as shall be designated by the underwriters or agents participating in the distribution of such Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of such ownership will be effected only through, records maintained by the Depositary therefor or its nominee (with respect to beneficial interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states require certain purchasers of securities to take physical delivery thereof in definitive form. Such depository arrangements and such laws may impair the ability to transfer beneficial interests in a Global Security.

  So long as the Depositary for a Global Security or its nominee is the registered owner thereof, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

  Principal, premium, if any, and interest payments on a Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or nominee, as the case may be, as the registered owner of such Global Security. None of the Company, the Trustee or any paying agent for Debt Securities of the series represented by such Global Security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

  The Company expects that the Depositary for a Global Security or its nominee, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

  If the Depositary for a Global Security representing Debt Securities of a particular series is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, the Company will issue Debt Securities of such series in definitive form in exchange for such Global Security. In addition, the Company may at any time and in its sole discretion determine not to have the Debt Securities of a particular series represented by one or more Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for all of the Global Securities representing Debt Securities of such series.

CERTAIN COVENANTS OF THE COMPANY

  Limitation on Indebtedness Secured by a Mortgage. The Indenture provides that neither the Company nor any Restricted Subsidiary will create, assume, guarantee or suffer to exist any Indebtedness secured by any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance ("Mortgage") on any assets of the Company or a Restricted Subsidiary unless the Company secures or causes such Restricted Subsidiary to secure the Debt Securities equally and ratably with, or prior to, such secured Indebtedness. This restriction will not apply to Indebtedness secured by (i) Mortgages on the property of any corporation which Mortgages existed at the time such corporation became a Restricted Subsidiary; (ii) Mortgages in favor of the Company or a Restricted Subsidiary; (iii) Mortgages on property of the Company or a Restricted Subsidiary in favor of the United States of America or any State or political subdivision thereof, or in favor of any other country or any political subdivision thereof, to secure payment pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or part of the purchase price or the cost of construction or improvement of the property subject to such Mortgages; (iv) Mortgages on any property subsequently acquired by the Company or any Restricted Subsidiary, contemporaneously with such acquisition or within 120 days thereafter, to secure or provide for the payment of any part of the purchase price of such property, or Mortgages assumed by the Company or any Restricted Subsidiary upon any property subsequently acquired by the Company or any Restricted Subsidiary which were existing at the time of such acquisition, provided that the amount of any Indebtedness secured by any such Mortgage created or assumed does not exceed the cost to the Company or Restricted Subsidiary, as the case may be, of the property covered by such Mortgage; (v) Mortgages representing the extension, renewal or refunding of any Mortgage referred to in the foregoing clauses (i) through (iv), inclusive; and (vi) any other Mortgage, other than Mortgages referred to in the foregoing clauses (i) through (v), inclusive, so long as the aggregate of all Indebtedness secured by Mortgages pursuant to this clause (vi) and the aggregate Value of the Sale and Lease-Back Transactions in existence at that time (not including those in connection with which the Company has voluntarily retired funded debt as provided in the Indenture) does not exceed 10% of Consolidated Net Tangible Assets of the Company and its consolidated Subsidiaries. (Section 10.07)

  Limitation on Sale and Lease-Back Transactions. The Indenture provides that neither the Company nor any Subsidiary will enter into any Sale and Lease-Back Transaction with respect to any Principal Property unless either (i) the Company or such Subsidiary would be entitled, pursuant to the foregoing covenant relating to "Limitation on Indebtedness Secured by a Mortgage," to create, assume, guarantee or suffer Indebtedness in a principal amount equal to or exceeding the Value of such Sale and Lease-Back Transaction secured by a Mortgage on the property to be leased without equally and ratably securing the Debt Securities or (ii) the Company, within four months after the effective date of such transaction, applies an amount equal to the greater of (x) the net proceeds of the sale of the property subject to the Sale and Lease-Back Transaction and (y) the Value of such Sale and Lease-Back Transaction, to the voluntary retirement of the Debt Securities or other unsubordinated Indebtedness of the Company. (Section 10.08)

  Certain Definitions. A "Sale and Lease-Back Transaction" is defined in the Indenture as the leasing by the Company or a Subsidiary for a period of more than three years of any Principal Property which has been sold or is to be sold or transferred by the Company or any such Subsidiary to any party (other than the Company or a Subsidiary) to which funds have been or will be advanced by such party on the security of the leased property. (Section 10.08)

  "Value" is defined in the Indenture to mean, with respect to any particular Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds of the sale or transfer of the property leased pursuant to such Sale and Lease-Back Transaction or (ii) the fair value in the opinion of the Board of Directors of the Company of such property at the time of the Company's entering into such Sale and Lease-Back Transaction, subject to adjustment at any particular time for the length of the remaining initial lease term. (Section 10.08)

  "Principal Property" is defined in the Indenture to mean any manufacturing or printing plant, warehouse, office building, power plant or transmission facility owned by the Company or any Subsidiary or any property or right owned by or granted to the Company or any Subsidiary and used or held for use in the newspaper, newsprint, radio or television business conducted by the Company or any Subsidiary, except for any such property or right which, in the opinion of the Board of Directors of the Company, is not material to the total business conducted by the Company and its Subsidiaries considered as one enterprise. (Section 1.01)

  "Indebtedness" is defined in the Indenture to mean (i) long-term liabilities representing borrowed money and purchase money obligations as shown on the liability side of a balance sheet (other than liabilities evidenced by obligations under leases and contracts payable for broadcast rights), (ii) indebtedness secured by any mortgage, pledge or lien existing on property owned subject to such mortgage, pledge or lien, whether or not such secured indebtedness has been assumed and (iii) contingent obligations in respect of, or to purchase or otherwise acquire, any such indebtedness of others described in the foregoing clauses (i) and (ii) above, including guarantees and endorsements (other than for purposes of collection in the ordinary course of business of any such indebtedness). (Section 10.07)

  "Consolidated Net Tangible Assets" is defined in the Indenture to mean total consolidated assets of the Company and its Consolidated Subsidiaries, less (i) current liabilities of the Company and its Consolidated Subsidiaries; (ii) contracts payable for broadcast rights; (iii) the net book amount of all intangible assets of the Company and its Consolidated Subsidiaries; (iv) appropriate amounts to account for minority interests of other persons holding stock in Subsidiaries; and (v) investments in Subsidiaries (other than Restricted Subsidiaries) aggregating in excess of 10% of the Net Worth of the Company and its Consolidated Subsidiaries. (Section 10.07)

  "Consolidated Subsidiary" is defined in the Indenture to mean a Subsidiary the accounts of which are consolidated with those of the Company for public financial reporting purposes. (Section 1.01)

  "Restricted Subsidiary" is defined in the Indenture to mean each Subsidiary of the Company as of the date of the Indenture and each Subsidiary thereafter created or acquired, unless expressly excluded by resolution of the Board of Directors of the Company before, or within 120 days following, such creation or acquisition. (Section 10.07)

  "Subsidiary" is defined in the Indenture to mean a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency. (Section 1.01)

  "Net Worth" is defined in the Indenture to mean the aggregate amount of stockholders' investment as determined in accordance with generally accepted accounting principles. (Section 10.07)

CONSOLIDATION, MERGER AND SALE OF ASSETS

  The Indenture provides that the Company may not consolidate with or merge into any other corporation, or convey, transfer or lease its properties and assets substantially as an entirety to any other party, unless (i) the corporation formed by such consolidation or into which the Company is merged or the party which acquires by conveyance or transfer, or which leases the properties and assets of the Company substantially as an entirety, is organized and existing under the laws of the United States, any State thereof or the District of Columbia and expressly assumes the Company's obligations on the Debt Securities and under the Indenture by means of an indenture supplemental to the Indenture; and (ii) immediately after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and (iii) certain other conditions are met. (Section 8.01)

EVENTS OF DEFAULT, WAIVER AND NOTICE

  With respect to the Debt Securities an Event of Default is defined in the Indenture as being (i) default for 30 days in payment of any interest upon the Debt Securities; (ii) default in payment of the principal of or premium, if any, on the Debt Securities when due either at maturity or upon acceleration, redemption or otherwise; (iii) default by the Company in the performance of any other of the covenants or warranties in the Indenture applicable to the Company which shall not have been remedied for a period of 60 days after Notice of Default; and (iv) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary. (Section 5.01) Within 90 days after the occurrence of any default under the Indenture, the Trustee is required to notify the Holders of Debt Securities of any default (except in payment of principal of or premium, if any, or interest on any Debt Securities), unless the Board of Directors, the executive committee or a trust committee of the Board of Directors or Responsible Officers of the Trustee in good faith considers it in the interest of the Holders of Debt Securities not to do so. (Section 6.02)

  "Significant Subsidiary" is defined in the Indenture to mean any Subsidiary
(i) which, as of the close of the fiscal year of the Company immediately preceding the date of determination, contributed more than 7% of the consolidated gross operating revenues of the Company and its Subsidiaries for such year or (ii) the Net Worth of which (determined in a manner consistent with the manner of determining consolidated Net Worth of the Company and its Subsidiaries) as of the close of such immediately preceding fiscal year exceeded 7% of the consolidated Net Worth of the Company and its Subsidiaries. (Section 5.01)

  The Indenture provides that if an Event of Default with respect to Debt Securities shall have occurred and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Debt Securities then outstanding may declare the entire principal and accrued interest of all Debt Securities to be due and payable immediately. However, any time after a declaration of acceleration with respect to the Debt Securities has been made, but before a judgment or decree for the payment of money based on such acceleration has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities, may, under certain circumstances, rescind and annul such acceleration. The Holders of a majority in principal amount of the Outstanding Debt Securities may waive any past defaults under the Indenture with respect to the Debt Securities, except defaults in payment of principal of or premium, if any (other than by a declaration of acceleration), or interest on the Debt Securities or covenants that may not be modified or amended without the consent of the Holders of all Outstanding Debt Securities. (Sections 5.02 and 5.13)

  The Company will be required to furnish to the Trustee annually a statement as to the performance by the Company of its covenants and agreements under the Indenture. (Section 10.09)

  Subject to certain conditions set forth in the Indenture, the Holders of a majority in principal amount of the then Outstanding Debt Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture in respect of such series. No

Holder of any Debt Securities shall have any right to institute any proceedings, judicial or otherwise, with respect to the Indenture or any remedy thereunder unless, among other things, the Holder or Holders of Debt Securities shall have offered to the Trustee reasonable indemnity against costs, expenses and liabilities relating to such proceedings. (Sections 5.12 and 5.07)

MODIFICATION OF THE INDENTURE

  With respect to the Debt Securities, modification or amendment of the Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Debt Securities, except that no such modification or amendment may, without the consent of the Holders of all then Outstanding Debt Securities (i) change the due date of the principal of, or any installment of principal of or interest on, any Debt Securities; (ii) reduce the principal amount of, or rate of interest on, or any premium payable on redemption of any Debt Securities; (iii) reduce the principal amount of any Debt Securities payable upon acceleration of the maturity thereof; (iv) change the place or the currency of payment of principal of, or any premium or interest on, any Debt Securities; (v) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Securities on or after the due date thereof (or, in the case of redemption, on or after the redemption date thereof); (vi) reduce the percentage in principal amount of Debt Securities then outstanding, the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or (vii) modify certain provisions of the Indenture regarding the amendment or modification of, or waiver with respect to, any provision of the Indenture or the Debt Securities. (Section 9.02)

DEFEASANCE

  If provision is made pursuant to Section 3.01 of the Indenture for the defeasance of a series of Debt Securities, and if such series is payable only in United States dollars (unless otherwise specifically provided), the Company, at its option, in respect of such series of Debt Securities (i) will be discharged from any and all obligations in respect of such Debt Securities (except for certain obligations to register the transfer or exchange of Debt Securities, replace stolen, lost or mutilated Debt Securities, maintain paying agencies and hold moneys for payment in trust and obligations with respect to subordination) or (ii) will not be subject to provisions of the Indenture described above under "Consolidation, Merger and Sale of Assets," "Limitation on Indebtedness Secured by a Mortgage," and "Limitation on Sale and Lease-Back Transactions" if the Company deposits with the Trustee, in trust, money or U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of, and interest on, such Debt Securities on the dates such payments are due in accordance with the terms of such Debt Securities. To exercise any such option, the Company is required to deliver to the Trustee (x) an opinion of a nationally recognized tax counsel to the effect that the deposit and related defeasance would not cause the holders of the Debt Securities to recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option and
(y) if the Debt Securities are then listed on the New York Stock Exchange (the "NYSE"), an opinion of counsel to the effect that the Debt Securities would not be delisted from the NYSE as a result of the exercise of such option. (Sections 13.01 and 13.02)

THE TRUSTEE

  First Trust of Illinois, National Association is the Trustee under the Indenture. The Trustee is a depository for funds of and performs other services for and transacts other banking business with the Company in the normal course of business. The Trustee also acts as trustee under (i) the indenture relating to the Company's Medium-Term Notes, Series B, $122,300,000 aggregate principal amount of which were outstanding as of March 31, 1996 and
(ii) the Indenture pursuant to which there were $253,000,000 aggregate principal amount of the Company's Medium-Term Notes, Series C outstanding as of March 31, 1996.

                            DESCRIPTION OF WARRANTS

  The following description of the terms of the Warrants sets forth certain general terms and provisions of the Warrants to which any Prospectus Supplement may relate. The particular terms of the Warrants offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Warrants so offered will be described in the Prospectus Supplement relating to such Warrants.

GENERAL

  Warrants may be offered together with any series of Debt Securities offered by a Prospectus Supplement and if so offered will be attached to such Debt Securities and will entitle the holder thereof to purchase additional Debt Securities having the same terms and interest rate as the offered Debt Securities. Each series of Warrants will be issued under a separate warrant agreement (a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Warrant Agent"), all as described in the Prospectus Supplement relating to such series of Warrants. The Warrant Agent will act solely as the agent of the Company under the applicable Warrant Agreement and in connection with the certificates for the Warrants (the "Warrant Certificates") of such series, and will not assume any obligation or relationship of agency or trust for or with any holders of such Warrant Certificates or beneficial owners of Warrants. A copy of the form of Warrant Agreement, including the form of Warrant Certificates, is filed as an exhibit to the Registration Statement. The following summary of certain provisions of the forms of Warrant Agreement and Warrant Certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Warrant Agreement and the Warrant Certificates.

  Reference is hereby made to the Prospectus Supplement relating to the particular series of Warrants, if any, offered thereby for the terms of such Warrants, including, where applicable: (i) the offering price; (ii) the currency or currencies in which such Warrants are being offered; (iii) the designation, aggregate principal amount, currency or currencies, denominations and other terms of the series of Debt Securities purchasable upon exercise of such Warrants; (iv) the designation and terms of the series of Debt Securities with which such Warrants are being offered and the number of such Warrants being offered with each such Debt Security; (v) the date on and after which such Warrants and the related series of Debt Securities will be transferable separately; (vi) the principal amount of the Debt Securities purchasable upon exercise of each such Warrant and the price at which and currency or currencies in which such principal amount of Debt Securities may be purchased upon such exercise; (vii) the date on which the right to exercise such Warrants shall commence (the "Exercise Date") and the date on which such right shall expire (the "Expiration Date"); and (viii) any other terms of such Warrants not inconsistent with the applicable Warrant Agreement.

  Warrants of any series will be exchangeable into Warrants of the same series representing in the aggregate the number of Warrants surrendered for exchange. Warrant Certificates may be presented for exchange or transfer at the corporate trust office of the Warrant Agent for such series of Warrants (or any other office indicated in the Prospectus Supplement relating to such series of Warrants). Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the series of Debt Securities purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the Debt Securities purchasable upon such exercise, or to enforce any of the covenants in the Indenture.

EXERCISE OF WARRANTS

  Each Warrant will entitle the holder thereof to purchase such principal amount of the related series of Debt Securities at such exercise price as shall in each case be set forth in, or calculable as set forth in, the Prospectus Supplement relating to such Warrant. Warrants of a series may be exercised at the corporate trust office of the Warrant Agent for such series (or any other office indicated in the Prospectus Supplement relating to such series) at any time on or after the Exercise Date and prior to 5:00 P.M., Chicago time (unless otherwise indicated in the related Prospectus Supplement), on the Expiration Date set forth in the Prospectus Supplement relating to such series of Warrants. After the close of business on the Expiration Date relating to such series of Warrants, unexercised Warrants of such series will be void.

  Warrants of a series may be exercised by delivery to the appropriate Warrant Agent of payment, as provided in the Prospectus Supplement relating to such series of Warrants, of the consideration required to purchase the principal amount of the series of Debt Securities purchasable upon such exercise, together with certain information as set forth on the reverse side of the Warrant Certificate evidencing such Warrants. Such Warrants will be deemed to have been exercised upon receipt of the exercise price, subject to the receipt of the Warrant Certificate evidencing such Warrants within five business days. Upon receipt of such payment and such Warrant Certificate, properly completed and duly executed, at the corporate trust office of the appropriate Warrant Agent (or any other office indicated in the Prospectus Supplement relating to such series of Warrants), the Company will, as soon as practicable, issue and deliver the principal amount of the series of Debt Securities purchasable upon such exercise. If fewer than all of the Warrants represented by a Warrant Certificate are exercised, a new Warrant Certificate will be issued and delivered for the remaining amounts of Warrants.

                             PLAN OF DISTRIBUTION

  The Company may sell the Securities in any of three ways: (i) to or through underwriters or dealers, (ii) through agents or (iii) directly to one or more purchasers. With respect to each series of Securities being offered hereby, the terms of the offering of the Securities of such series, including the name or names of any underwriters or agents, the purchase price of such Securities and the proceeds to the Company from such sale, any underwriting discounts, selling commissions and other items constituting underwriters', dealers' or agents' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers or agents, and any securities exchanges on which the Securities of such series may be listed, will be set forth in, or may be calculated from the information set forth in, the Prospectus Supplement. Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

  If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the securities offered by the Prospectus Supplement if any of such Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  Securities may also be sold directly by the Company or through agents (who may also act as principals) designated by the Company from time to time. Any agent involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth in, or may be calculated from the information set forth in, the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. In the case of sales made directly by the Company, no commission will be payable.

  If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the Prospectus Supplement. Such contracts will be subject to the conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commissions payable for solicitation of such contracts.

  Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for the Company or its affiliates in the ordinary course of business.

  In the event that the Securities of any series are not listed on a national securities exchange, certain broker-dealers may make a market in the Securities of such series, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the Securities or as to the liquidity of the trading market for the Securities. The Prospectus Supplement with respect to the Securities of any series will state, if known, whether or not any broker-dealer intends to make a market in such Securities. If no such determination has been made, the Prospectus Supplement will so state.

                                 LEGAL MATTERS

  Certain legal matters relating to the Securities will be passed upon for the Company by Sidley & Austin, Chicago, Illinois, and for the underwriters and agents, if any, by Mayer, Brown & Platt, Chicago, Illinois.

                                    EXPERTS

  The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Tribune Company for the year ended December 31, 1995 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

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 NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR IN-CORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPEC-TUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RE-LIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. NEI-THER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IM-PLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTI-TUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SO-LICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               ----------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Use of Proceeds............................................................ S-2
Certain Terms of the Notes................................................. S-2
Underwriting............................................................... S-5

                                  PROSPECTUS

Available Information......................................................   2
Incorporation of Certain Documents by Reference............................   2
The Company................................................................   3
Use of Proceeds............................................................   3
Ratios of Earnings to Fixed Charges........................................   3
Description of Debt Securities.............................................   3
Description of Warrants....................................................  10
Plan of Distribution.......................................................  11
Legal Matters..............................................................  12
Experts....................................................................  12

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                                 $250,000,000

                                TRIBUNE COMPANY

                                 6 7/8% NOTES
                             DUE NOVEMBER 1, 2006

                            -----------------------

                             PROSPECTUS SUPPLEMENT

                            -----------------------

                              MERRILL LYNCH & CO.

                               J.P. MORGAN & CO.

                             SALOMON BROTHERS INC

                               OCTOBER 31, 1996

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